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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS




         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-11497 ) and Form S-8 (Nos. 33-26444, 33-59797, 33-39032, 33-14009, 33-56899 and 333-00729) of Campbell
Soup Company of our report dated September 4, 1996 appearing on page 33 of Campbell's 1996 Annual Report to Shareowners which is incorporated by reference in this Annual Report on Form 10-K.




PRICE WATERHOUSE LLP



Thirty South Seventeenth Street
Philadelphia, Pennsylvania  19103
October 10, 1996





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